                                                                    EXHIBIT 3.96

                                     BY-LAWS

                                                                    Exhibit 3.96

                     BOMBARDIER SERVICES AMERICA CORPORATION

                                     BY-LAWS

                            ARTICLE I - STOCKHOLDERS

         1. Annual and Special Meetings. The annual meeting of stockholders for the election of directors and for the transaction of any other business which may properly come before the meeting shall be held each year on a business day and at a time designated by the Board of Directors. Special meetings of stockholders may be called by resolution of the Board of Directors or by the
Chairman of the Board or the President and shall be called at any time by the
Chairman of the Board or the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and who would be entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

         2. Place of Meetings. The annual and special meetings of stockholders shall be held at the principal place of business of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors, within or without the State of Delaware, except as otherwise specifically required by statute. The place at which any meeting is to be held shall be specified in the notice calling such meeting.

         3. Notice of Meetings. Except as otherwise expressly provided by statute, notice of the place, date, hour and purpose or purposes of the annual and any special meeting of stockholders shall be in writing and signed by the
Chairman of the Board or the President or any Vice President, or the Secretary
or other person lawfully calling said meeting; a copy thereof shall be served, either personally or by mail, at least ten and no more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting and to any stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. If mailed, such notice shall be directed to a stockholder at his address as it appears on the records of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mails.
If a meeting is adjourned to another time, not more than thirty days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, a new record date is fixed for the adjourned meeting.

         4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.
The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

         5. Quorum; Adjustment. Except as otherwise provided by statute, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and-outstanding shares of capital stock of the Corporation entitled to vote at the meeting, in person or by proxy. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at such meeting may

adjourn such meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present or represented. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         6. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, by the President, by a Vice-President, or, if none of the foregoing is present, by a chairman chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

         7. Voting; Proxy Representation. Unless otherwise provided in the certificate of incorporation, every holder of record of Common Stock shall be entitled at every meeting of the Corporation to one vote, in person or by proxy, for each share of Common Stock outstanding in his name on the books of the
Corporation. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it shall have specified therein its duration for a longer period. Unless otherwise provided by statute or by the certificate of incorporation or these by-laws, all questions shall be decided by a majority of a quorum.

         8. Stockholder Action Without Meetings. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting, notice thereof and vote of stockholders may be dispensed with if holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders entitled to vote who have not consented in writing.

                          ARTICLE II - FIXING DATE FOR
                     DETERMINATION OF STOCKHOLDERS OF RECORD

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                        ARTICLE III - BOARD OF DIRECTORS

         1. Number. The business and affairs of the Corporation shall be managed by and under the discretion of its Board of Directors. The number of directors constituting the entire Board shall be six unless otherwise determined by the
Board of Directors.

         2. Election. The members of the Board of Directors shall be elected at the annual meeting of stockholders by a plurality of the votes cast in such election except for the initial Board of Directors, which shall be elected by the Incorporator and which shall hold office until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Subject too the provisions of Sections 13 and 14 of this ARTICLE III, each director so elected shall hold

office for one year and until his successor is elected and qualified. A director need not be a stockholder, a citizen of the United States or a resident of
Delaware. If the members of the Board of Directors are not elected at the annual meeting of stockholders on the day designated in these by-laws, the incumbent directors shall continue to hold office and discharge their respective duties until successors have been elected.

         3. Vacancies. All vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors between annual meetings of stockholders or otherwise, may be filled by a majority of the directors in office after the vacancy has occurred, or, if not so elected prior to the next annual meeting of the stockholders, by vote of the stockholders at any special meeting. In the event of any vacancy on the Board of Directors, the Corporation shall give prompt notice of such vacancy to the United States Department of Defense Defense Security Service and such vacancy shall be filled promptly to the extent necessary to comply with the
Special Security Agreement to be entered into by Bombardier Inc., Bombardier
Corporation (Delaware), Bombardier Corporation, Bombardier Services Corporation,
Bombardier Services America Corporation and the United States Department of
Defense (the "Special Security Agreement"). Vacancies on the Board of Directors
shall not exist for a period of more than 90 days unless expressly approved by the United States Department of Defense Defense Security Service.

         4. Annual Meetings. The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may properly come before the meeting, may be held each year without notice immediately after the annual meeting of stockholders at the same place as such meeting of stockholders, or may be called by any newly-elected director on one day's notice to each director, either personally or by telegram, telephone, telecopier, letter, radio or cable.

         5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the United States, as shall from time to time be determined by resolution of the Board. In case of change in the time, place or date of any such regular meeting, notice of such change shall be given to each director either personally or by telegram, telephone, telecopier, letter, radio or cable at least one day prior to the meeting.

         6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by any director then in office. Notices of special meetings stating the time, place and purpose of the meeting shall be given to each director either personally or by telegram, telephone, telecopier, letter, radio or cable at least one day before such meeting. Special meetings may be held within or without the United States.

         7. Board Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and such consent is filed with the minutes of proceedings of the Board or committee.

         8. Quorum. At all meetings of the Board, the presence of a majority of the directors then in office, at least one of which shall be a director who has no prior relationship with (i) the Corporation or (ii) any entities which the
Corporation either controls or is controlled by (an "Outside Director"), shall be necessary to constitute a quorum and shall be sufficient for the transaction of business and any act of a majority of the directors who are present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or other certificate filed pursuant to law or by these by-laws. Any business may be transacted by the Board at a meeting at which every member of the Board is present, though held without notice.

         9. Committees. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board designate one or more committees, each committee to consist of one or more of the directors, which, to the extent provided in said resolution or resolutions, shall have and may exercise powers of the Board of Directors in the management of the business and affairs of the
Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All committees so appointed shall keep regular minutes of the business transacted at their meetings. At all meetings of any committee, the presence of a majority of the committee members of such committee then in office, at least one of which shall be an Outside Director, shall be necessary to constitute a quorum and shall be sufficient for the transaction of business and any act of a majority of any committee members who are present at a meeting at which there is a quorum shall be the act of such committee, except as may be otherwise specifically provided by statute or by the certificate of incorporation or other certificate filed pursuant to law or by these by-laws.

         10. Government Security Committee. The Board of Directors shall establish a permanent committee of the Board of Directors to be known as the
Government Security Committee, consisting of all Outside Directors and
Officer/Directors of the Corporation, to ensure that the Corporation maintains policies and procedures to safeguard classified information and controlled unclassified information in the possession of the Corporation and to ensure that the Corporation complies with the Department of Defense Security Agreement (DD
Form 441 or its successor form), the Special Security Agreement, appropriate contract provisions regarding security, United States Government export control laws and the National Industrial Security Program.

         11. Organization. At all meetings of the Board of Directors, the
Chairman of the Board, or in his absence, the President, or in his absence any
Vice-President who is a member of the Board of Directors, or in their absence, a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his absence, the presiding officer may appoint any person to act as secretary.

         12. Salaries. The Directors shall receive such compensation for their services as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

         13. Resignation. Any director may resign at any time upon written notice to the Corporation. Such resignation will take effect upon receipt thereof by the Corporation unless otherwise stated in the resignation.

         14. Removal. Any director, except any Outside Director, may be removed, either with or without cause, at any special meeting of stockholders by vote of a majority of the shares of stock outstanding and entitled to vote at an election of directors, provided that notice of such vote shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal shall be filled at such meeting by the vote of a majority of the shares of stock outstanding, present and entitled to vote for the election of directors. Removal of an Outside Director in accordance with this Section 14 shall not be effective until such Outside
Director, the Corporation and the United States Department of Defense Defense
Security Service have been notified, the United States Department of Defense
Defense Security Service has approved the removal of such Outside Director, and a successor who is qualified to become an Outside Director within the terms of the Special Security Agreement has been approved by the United States Department of Defense Defense Security Service. Notwithstanding the foregoing, however, if immediate removal of any Outside Director is deemed necessary to prevent actual or possible violation of any statute or regulation or actual or possible damage to the Corporation, the Outside Director may be removed at once and the United States Department of Defense Defense Security Service shall be notified prior to or concurrently with such removal.

         15. Telephone Meetings. Members of the Board of Directors, or any
committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such a meeting.

                              ARTICLE IV - OFFICERS

         1. Election,. The officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the
Board, a Treasurer, one or more Vice Presidents, one or more Assistant
Treasurers, one or more Assistant Secretaries, and such other officers, agents and employees as, in the opinion of the Board, the business of the Corporation requires. Each officer, agent or employee elected or appointed by the Board of
Directors shall have such powers and perform such duties as may be prescribed by these by-laws and as may be assigned from time to time by the Board of Directors or the President. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been appointed and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

         2. Chairman of the Board. The Chairman of the Board, if elected or appointed by the Board of Directors, shall be the Chief Executive Officer unless he shall appoint the President to serve as Chief Executive Officer. In addition the Chairman of the Board, if any, shall have the responsibility of guiding the
Board of Directors in effectively discharging its responsibilities, including, but not limited to, providing for the execution of the Corporation's objectives;
safeguarding and furthering shareholders' interests; and appraising the adequacy of overall results as reported by the President. The Chairman of the Board, if elected or appointed by the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the Board of Directors. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and the stockholders at which he is present.

         3. President. The President shall be the Chief Operating Officer of the
Corporation and the Chief Executive Officer if so appointed by the Chairman of the Board or if the Board of Directors has not elected or appointed a Chairman of the Board. The President shall be responsible for the management of the business, affairs and operations of the Corporation. He may execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and instruments. The President shall also perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

         4. Vice Presidents. The Vice Presidents, if any, in the order designated by the Board of Directors, shall, in the absence or disability of the
President, perform the duties and exercise the powers of the President. A Vice
President may execute and deliver contracts and other obligations and instruments pertaining to the regular course of his duties, and shall perform such other duties and shall have such other authority as from time to time may be assigned to him by the Board of Directors or the President.

         5. Secretary. The Secretary shall record all the proceedings of all sessions of the Board of Directors and all meetings of stockholders in a book to be kept for that purpose and shall perform like duties for any committee of the
Board when required, of which he shall be the custodian. He shall cause notice to be given of all meetings of stockholders and directors. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of
Directors, affix it to any instrument. He shall have charge of the stock certificate books of the Corporation and such other books and papers as the
Board of Directors may direct. The Secretary may execute and deliver contracts and other obligations and instruments pertaining to the regular course of his duties and shall in general perform all the duties incident to the office of the
Secretary and such other duties as may be assigned to him by the Board of
Directors or the President.

         6. Treasurer. Subject to the direction of the Board of Directors, the
Treasurer shall have the custody of all the funds and securities of the
Corporation, except as otherwise provided by the Board of Directors or any committee thereof, and shall keep full and accurate accounts of receipts and disbursements. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the
Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President and the Board of Directors at the regular meetings of the Board of
Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may execute and deliver contracts and other obligations and instruments pertaining to the regular course of his duties and shall in general perform all duties incident to the office of the Treasurer and such other duties as may be assigned to him by the Board of Directors or the President.

         7. Vacancies. Vacancies in any office occurring by death, resignation, disqualification, removal or otherwise, may be filled by the Board of Directors at any regular or special meeting.

         8. Resignation. Any officer may resign his office at any time, such resignation to take effect upon receipt thereof by the Corporation, unless otherwise stated in the resignation.

         9. Removal. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.
The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of
Directors shall determine.

         10. Compensation. Compensation for all officers and agents of the
Corporation shall be fixed from time to time by or in the manner determined by the Board of Directors.

         11. Duties of Officers May be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director for the time being.

         12. Powers With Respect to Ownership of Stock. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                ARTICLE V - STOCK

         1. Issuance of Stock Certificates. Stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of
Directors. Each such certificate shall be signed by the Chairman of the Board or the President or a Vice President and a Secretary or an Assistant Secretary or
the Treasurer or an Assistant Treasurer and sealed with the seal of the
Corporation. Such seal may be a facsimile, engraved or printed. In case any officer who has signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         2. Lost Stock Certificates. The officers of the Corporation may issue a new certificate of stock in place of any certificate theretofore issued by the
Corporation alleged to have been lost, stolen or destroyed, if the owner of such certificate or his legal representative shall execute and deliver to the
Corporation and/or its transfer agent and register a satisfactory bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate and shall execute and deliver to the Corporation an affidavit setting forth the facts regarding such loss, theft or destruction. The foregoing requirements may be waived in whole or in part by the Board of Directors when, in its judgment, it is proper to do so.

         3. Transfer of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registrations of transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the person named in the certificate or by his attorney lawfully constituted and, except in the case of lost, stolen or destroyed certificates, only upon surrender of the certificate or certificates therefor properly endorsed and the payment of all taxes due thereon.

         4. Regulations. The Board of Directors shall have power to make all such regulations as it shall deem expedient concerning the issuance, transfer, conversion and registration of stock certificates, not inconsistent with statutory requirements or the certificate of incorporation or these by-laws.

                                ARTICLE VI - SEAL

         The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the words "Corporate Seal, 1998, Delaware." The seal shall be in the charge of the Secretary to be used as directed by the Board of Directors.

                      ARTICLE VII - CHECKS, CONTRACTS, ETC.

         All checks, notes, drafts, acceptances, securities, evidences of indebtedness and contracts of the Corporation shall be signed or endorsed by or on behalf of the Corporation by such officers, directors, employees or agents of the Corporation as the By-Laws may specify and as the Board of Directors may from time to time designate. Such authorization may be general or specific.

                 ARTICLE VIII - BOOKS OF ACCOUNT AND STOCK BOOK

         The Corporation shall keep books of account of all the business and transactions of the Corporation. A book to be known as the stock register, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, and the times when they respectively became the owners thereof, and the amount paid thereon, shall be kept by the Corporation or its transfer agent.

                            ARTICLE IX - FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of January or otherwise as the Board of Directors may determine.

                               ARTICLE X - OFFICES

         The Corporation may have an office or offices in such place or places as may be determined from time to time by the Board of Directors.

                        ARTICLE XI - NOTICES AND WAIVERS

         1. Kind of Notice Required. Whenever under the provisions of these by-laws notice is required to be given to any director, officer or stockholder, unless otherwise expressly stated in these by-laws such notice may be given in writing by depositing the same in a post-office or letter box in a postpaid sealed wrapper, addressed to such director, officer or stockholder, at such address as appears on the books of the Corporation, and such notice shall be deemed to have been given at the time when the same was mailed. Notice may also be given in person, by hand delivery or by overnight courier or by telecopier or as otherwise permitted by these by-laws.

         2. Waiver Of Notice. Whenever notice is required to be given under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                          ARTICLE XII - INDEMNIFICATION

         1. Every person who is or was a director, officer, employee or agent of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise (hereinafter collectively referred to as an "other company")
which he serves or served as such at the request of the Corporation, shall, subject to the provisions of Section 2 hereof and except as prohibited by law, be indemnified by the Corporation to the fullest extent authorized under Section
145 of the General Corporation Law of the State of Delaware against any and all liabilities and expenses actually and reasonably incurred by such person or on his behalf in connection with any threatened, pending or, completed action, suit or proceeding (whether brought by or in the right of the Corporation or such other company or otherwise), whether civil, criminal, administrative or investigative, or in connection with an appeal relating thereto, in which he was or is a party or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation or of such other company, or by reason of any action taken or not taken in his capacity as such director, officer, employee or agent, whether or not he continues to be such director, officer, employee or agent at the time such liabilities or expenses are incurred, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation or such other company, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful; provided that no indemnification shall be made in respect of any claim, issue or matter in any action, suit or proceeding by or in the right of the Corporation or such other company, as the case may be, as to which such person shall have been adjudged to be liable to the Corporation or such other company, as the case may be, unless and only to the extent that the Court of Chancery of the State of Delaware or

the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper. As used in this Article, the term "expenses" shall include, but shall not be limited to, counsel fees and disbursements and the term
"liabilities" shall include, but shall not be limited to, judgments, fines, penalties and amounts paid in settlement. The termination of any action, suit or proceeding, civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not, of itself, create a presumption that a director, officer, employee or agent did not meet the standards of conduct set forth in this Section.

         2. Every person referred to in Section 1 hereof who has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 1 hereof, or in defense of any claim, issue or matter therein, shall be deemed to have met the standards of conduct set forth therein and shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under Section 1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination that the standards of conduct set forth therein have been not met by the person seeking indemnification hereunder, any such determination to be made by (i) the
Board of Directors, acting by a majority vote of a quorum consisting of directors who (a) are not parties to such action, suit or proceeding or (b) have been wholly successful in respect of such action, suit or proceeding, (ii)
independent legal counsel in a written opinion, or (iii) the stockholders.

         3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to be indemnified to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the
Corporation.

         4. The rights of indemnification and advancement of expenses provided in this Article shall be in addition to any rights to which any person referred to in Section 1 hereof may otherwise be entitled by law or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and such rights shall inure to the benefit of his heirs, executors and administrators.

         5. To the extent permitted by law, the foregoing provisions of this
Article shall be applicable to every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger involving the Corporation, as well as the resulting or surviving corporation therefrom, and in any such case the references to "the Corporation" in the foregoing provisions of this Article shall include, in addition to the Corporation, any such constituent corporation or any such resulting or surviving corporation, as the case may be.

         6. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other company, against any liability or expense asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under the provisions of this Article or otherwise.

                            ARTICLE XIII - AMENDMENT

         The by-laws, regardless of whether made by stockholders or by the Board of Directors, may be amended, added to or repealed, or new by-laws may be made, at any meeting of the stockholders, or

(except such by-laws or such amendments as shall have been adopted by the stockholders and at the time of such adoption expressly designated as revocable only by the stockholders) at any meeting of the Board of Directors, provided that notice of the proposed change (unless waived as herein provided by a waiver or presence at the meeting) be given in notice of the meeting.

                                [End of By-Laws]

                                       10

                                                                        ANNEX II

                     BOMBARDIER SERVICES AMERICA CORPORATION

                          CERTIFICATE OF THE SECRETARY

         In connection with the closing occurring on the date hereof of the transactions contemplated by the Purchase Agreement dated as of June 9, 2003 among Bombardier Inc., L-3 Communications MAS (Canada) Inc. (as successor to the rights of Spar Aerospace Limited) and L-3 Communications Corporation, the
undersigned, Secretary of Bombardier Services America Corporation (the
"Company"), does hereby certify on behalf of the Company as follows:

         1. Laura Reeder is the Secretary of the Company, and in that capacity is familiar with, or has made due inquiry into the records of the Company or to such officer or officers of the Company who are familiar with or have made due inquiry into the records of the Company with respect to, the matters set forth herein.

         2. The minute book records of the Company relating to proceedings of the stockholders and Board of Directors of the Company that have been provided to Sidley Austin Brown & Wood LLP to date are complete and exact copies of the original minute book records of the Company with respect to all proceedings of the stockholders anti Board of Directors of the Company to the date hereof, such exact copies of the original minute book records contain true, correct and accurate records and fairly summarize all actions taken at such proceedings by the stockholders and Board of Directors of the Company; and, except as recorded in such minute book records, no proceedings or actions of the stockholders or
Board of Directors of the Company have been held or taken.

         3. The Company is engaged in the business of providing technical services primarily for military aircraft in the areas of aircraft systems engineering, aero-structure modification, maintenance, repair and overhaul, logistics management, program management and technical publications.

         4. The Company received (a) $100 as payment in full for ten shares of common stock, par value $0.01 per share, of the Company issued by the Company to
Bombardier Services Corporation ("BSC") and (b) certain assets with an aggregate net book value of $2,094,715, which such assets are described on Exhibit 1 to a subscription agreement between the Company and BSC, as payment in full for an additional ninety shares of common stock, par value $0.01 per share, of the
Company issued by the Company to BSC. Such shares are registered in the name of
BSC in the stock ledger and other books and records of the Company.

         5. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

         6. Attached hereto as Exhibit B is a true, complete and correct copy of the By-laws of the Company as in effect on the date hereof.

         The undersigned hereby expressly acknowledges and agrees that this
Secretary's Certificate is being relied upon by Sidley Austin Brown & Wood LLP in connection with its issuance of a legal opinion on the date hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto signed her name on behalf of the Company this __ day of October, 2003.

                                    BOMBARDIER SERVICES AMERICA CORPORATION

                                    By: /s/ Laura Reeder
                                        --------------------------------------
                                        Name: Laura Reeder
                                        Title: Secretary

                                       2

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State
                         ------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
INCORPORATION OF "BOMBARDIER SERVICES AMERICA CORPORATION", FILED IN THIS OFFICE
ON THE THIRTIETH DAY OF NOVEMBER, A.D. 1998, AT 4:30 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE
COUNTY RECORDER OF DEEDS.

                                                  /s/ Edward J. Freel
                                                  -------------------
                                                  Edward J. Freel, Secretary of
                                                  State

2960292 8100                                            AUTHENTICATION:  9430913

981458223                                                        DATE:  12-01-98

                          CERTIFICATE OF INCORPORATION

                                       OF

                     BOMBARDIER SERVICES AMERICA CORPORATION

         The undersigned, a natural person, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: The name of the corporation (hereinafter, the "Corporation") is
Bombardier Services America Corporation.

         SECOND: The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, City of Wilmington, County of New
Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares, all of which shall be designated Common Stock, par value one cent (US$0.01) per share.

         FIFTH: The name and the mailing address of the incorporator are as follows:

         Name                            Mailing Address
         ----                            ---------------
         Aileen T. Chang                 c/o Morgan, Lewis & Bockius LLP
                                             101 Park Avenue
                                             New York, NY 10178

         SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to amend and repeal any By-Laws adopted by the Board of Directors.

         SEVENTH: Unless and except to the extent required by the By-Laws, the election of directors of the Corporation need not be by written ballot.

         EIGHTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the Stale of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the stockholders or class or stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on

all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation. as the case may be, and also on this
Corporation.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the
State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

         TENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or any
amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

         ELEVENTH: Each person who at any time is or shall have been a director, officer, employee or agent of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the fullest extent authorized under Section 145 of the General
Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

         TWELFTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6)
years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

         THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. All rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the foregoing reservation.

                                       2

         THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, does hereby make, file and record this
Certificate, and certify that the facts herein stated are true, and I have accordingly set my hand hereto this 30th day of November, 1998.

                                                     /s/ Aileen T. Change
                                                     ---------------------------
                                                     Aileen T. Change
                                                     Sole Incorporator

                                       3

                     BOMBARDIER SERVICES AMERICA CORPORATION

                            UNANIMOUS WRITTEN CONSENT
                                       OF
                              THE SOLE SHAREHOLDER
                          TO ACTION IN LIEU OF MEETING

                     EFFECTIVE DATE: AS OF OCTOBER 31, 2003

         The undersigned, L-3 Communications Corporation, a Delaware corporation, being the sole shareholder of Bombardier Services America
Corporation, hereby consents to the adoption of the following resolutions and to the taking of the actions contemplated thereby:

         RESOLVED, that the amendment of the Certificate of Incorporation of the
Corporation to change the name of the Corporation to L-3 Communications MAS (US)
Corporation, as contemplated by the resolutions of the Corporation's Board of
Directors adopted on the date hereof, be, and it hereby is, approved.

         RESOLVED, that each of Oris W. Dunham, Jr., Buddy G. Beck, J.B. Davis,
Sylvain Bedard and Anthony Caputo be, and hereby is, elected as a director of the Corporation, to serve or hold office until the next annual meeting of shareholders of the Corporation and until his successor is elected and shall have qualified or until his earlier resignation or removal;

         RESOLVED, that the Secretary or Assistant Secretary of the Corporation is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion of such Secretary or Assistant Secretary, a true copy of the foregoing resolutions; and

         RESOLVED, that a copy of this written consent be filed with the minutes of proceedings of the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the sole shareholder of the
Corporation, has executed this written consent as of the date and year first above written.

                                               L-3 COMMUNICATIONS CORPORATION

                                               By: /s/ Christopher C. Cambria
                                                   -----------------------------
                                                   Name: Christopher C. Cambria
                                                   Title: Secretary

October 6, 2003

Mr. Serge Le Guellec
Vice president, MAS
Bombardier Inc. -- Defense Services
Mirabel, Quebec, Canada
Via Email

Dear Mr. Le Guellec

This letter is to inform you that I am tendering my resignation as Manager, US
Operations, and Director, President and Chief Executive Officer of Bombardier
Services America Corporation effective November 28, 2003.

I am very appreciative of Bombardier's support, especially as provided to me by the senior management team of Bombardier Inc. -- Defense Services and Bombardier
Services America Corporation. On my behalf, please express my sincere appreciation to Mr. Sylvain Bedard for his support and leadership.

Sincerely,

Terry Summerson

CC:
General JB. Davis, USAF Retired
Chairman of the Board
Bombardier Services America Corporation
Via Email